UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2006

FTS Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-24829	84-1416864
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7610 West Hillsborough Ave. Tampa, Florida 33615
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(813) 868-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2006, EchoStar Satellite L.L.C. conditionally consented to the transfer of all of the shares of See World Satellites, Inc. from Richard E. Miller to us.

The foregoing description of the terms and conditions of the letter agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the letter agreement filed as exhibit 10.1, incorporated herewith.

This report may contain forward-looking statements that involve risks and uncertainties, including, without limitation, statements concerning our business and possible or assumed future results of operations. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number  Description

10.1   Letter agreement between the Company and EchoStar Satellite L.L.C. dated March 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	.	FTS Group, Inc
(Registrant)
Date: April 5, 2006

By: /s/ Scott Gallagher
Scott Gallagher
Chief Executive Officer